UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 22, 2011 (June 22, 2011)
(Date of Earliest Event Reported)

m-Wise, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-51743 (Commission File Number)	11-3536906 (I.R.S. Employer Identification No.)

3 Sapir Street, Herzelyah, Pituach, Israel 46852
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972-73-2620000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company is issuing this 8-K as a result of a press release issued by The Company disclosing its intent to voluntarily delist its common stock from the OTC Bulletin Board. The Company anticipates that the delisting will be effective 10 days after filing of the Form 15, “Notification of Removal from Listing.”   The Company intends to file Form 15 on or after June 22, 2011.

The Board of Directors of the Company approved the voluntary delisting of the Company’s common stock on June 22, 2011, due to the following reasons:

(a)
The significant costs associated with regulatory compliance impose a burden that the Company cannot bear given its current financial position.  In addition, the current benefits of being a public company is outweighed by the financial burdens imposed by such status; and

(b)	The shares of the company are currently held by less than 300 record holders and are thinly traded.

Upon removal of listing, the Company shall cease to file reports with the Security and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b)  PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c)  EXHIBITS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

m-WISE, INC.
By:	/s/ Zach Sivan
Zach Sivan
Chief Executive Officer

June 22, 2011